Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and the six months ended June 30, 2012, and the accompanying notes thereto, have been provided to illustrate the effects of the Company’s acquisition (the “Kilitch Acquisition”) of various assets and the related operations of Kilitch Drugs (India) Limited and NBZ Pharma Limited on our historical statements of income for the year ended December 31, 2011 and the six months ended June 30, 2012.  The Company paid $60.1 million in cash at closing on February 28, 2012 and expects to owe $3.3 million in additional compensation which is payable based on achievement of certain milestones that the Company determined are probable of achievement.  The cash payment at closing consisted of purchase consideration of approximately $55.2 million and approximately $4.9 million in acquisition-related costs.

The unaudited pro forma condensed combined statements of income give effect to the Kilitch Acquisition as if it had occurred on January 1, 2011.  The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent our results of operations had the Kilitch Acquisition occurred as of this date.  Further, the unaudited pro forma condensed combined financial information does not purport to project our future financial position or operating results as of any future date or for any future period.

The unaudited pro forma condensed combined financial information has been derived by the application of pro forma adjustments to the historical audited and unaudited financial statements of Akorn, Inc. and the audited and unaudited financial statements of the business acquired through the Kilitch Acquisition.  The pro forma adjustments and certain assumptions underlying these adjustments are described in the accompanying notes.  The pro forma adjustments are based on estimates, available information and certain assumptions that we believe are reasonable.  These pro forma adjustments do not include any cost savings from synergies or the costs of integration that have occurred or may occur as a result of the Kilitch Acquisition.

This information should be read in conjunction with (i) the accoumpanying notes to the unaudited pro forma condensed combined financial statements, (ii) the Akorn, Inc. historical audited financial statements as of and for the year ended December 31, 2011 included in its Annual Report on Form 10-K for the year ended December 31, 2011, and unaudited financial statements for the six months ended June 30, 2012 included in its quarterly report on Form 10-Q for the period ended June 30, 2012, and (iii) the audited carve-out financial statements of the business acquired through the Kilitch Acquisition included in Item 99.1 to this Current Report on Form 8-K/A.

AKORN, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2011
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Akorn Inc. &	Kilitch Carve-out	Pro Forma
	Subsidiaries	Business (a)	Adjustments	Notes	Pro Forma

Revenues	$136,920	$25,507	$-		$162,427
Cost of sales	57,231	16,077	-		73,308
GROSS PROFIT	79,689	9,429	-		89,118

Selling, general and administrative expenses	33,135	5,491	(190)	(1)	38,436
Acquisition-related costs	-	-	9,141	(2)	9,141
Research and development expense	11,555	-	-		11,555
Amortization of intangible assets	1,733	-	1,384	(3)	3,117
TOTAL OPERATING EXPENSES	46,423	5,491	10,335		62,249

OPERATING INCOME	33,266	3,938	(10,335)		26,870

Amortization of deferred financing costs	(1,948)	-	(282)	(4)	(2,230)
Non-cash interest expense	(2,109)	-	(1,562)	(4)	(3,671)
Interest expense, net	(2,283)	(119)	(1,750)	(4)	(4,152)
Equity in earnings of unconsolidated joint venture	14,550	-	-		14,550
Other non-operating expenses	(170)	(2,676)	2,072	(5)	(774)
INOCOME (LOSS) BEFORE INCOME TAXES	41,306	1,143	(11,857)		30,593
Income tax (benefit) provision	(1,707)	474	(2,280)	(6)	(3,514)
NET INCOME (LOSS)	$43,013	670	(9,577)		34,106

NET INCOME (LOSS) PER SHARE:
BASIC	$0.45				$0.36
DILUTED	$0.41				$0.33

SHARES USED IN COMPUTING NET INCOME (LOSS)
PER COMMON SHARE:
BASIC	94,549				94,549
DILUTED	103,912				103,912

(a)	The Kilitch Carve-out Business income statement figures for the year ended December 31, 2011 were derived by annualizing its nine-month results for the nine month period ended December 31, 2011.

See notes to the unaudited pro forma condensed combined statements of income.

AKORN, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
SIX MONTHS ENDED JUNE 30, 2012
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Akorn Inc. &	Kilitch Carve-out	Pro Forma
	Subsidiaries	Business (a)	Adjustments	Notes	Pro Forma

Revenues	$115,004	$3,401	$-		$118,405
Cost of sales	48,376	1,804	-		50,180
GROSS PROFIT	66,628	1,597	-		68,225

Selling, general and administrative expenses	21,279	266	-		21,545
Acquisition-related costs	8,644	-	(8,324)	(2)	320
Research and development expense	6,950	-	-		6,950
Amortization of intangible assets	3,317	204	-		3,521
TOTAL OPERATING EXPENSES	40,190	471	(8,324)		32,337

OPERATING INCOME	26,438	1,126	8,324		35,888

Amortization of deferred financing costs	(388)	-	(10)	(4)	(398)
Non-cash interest expense	(2,387)	-	(57)	(4)	(2,444)
Interest expense, net	(2,050)	22	(35)	(4)	(2,063)
Other non-operating expenses	-	2	-		2
INOCOME (LOSS) BEFORE INCOME TAXES	21,613	1,150	8,222		30,985
Income tax (benefit) provision	8,799	261	2,528		11,589
NET INCOME (LOSS)	$12,814	889	5,694		19,397

NET INCOME (LOSS) PER SHARE:
BASIC	$0.13				$0.20
DILUTED	$0.12				$0.18

SHARES USED IN COMPUTING NET INCOME (LOSS)
PER COMMON SHARE:
BASIC	95,096				95,096
DILUTED	110,513				110,513

(a)
Represents January & February 2012 pro forma operating results for the Kilitch Carve-out Business as estimated based on its actual results for the four months ended June 30, 2012, net of certain pro forma adjustments related to acquisition-related costs.

See notes to the unaudited pro forma condensed combined statements of income.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

On February 28, 2012, Akorn India Private Limited (”AIPL”), a wholly-owned subsidiary of  Akorn, Inc. (the “Company”), closed on its acquisition of certain assets and operations of Kilitch Drugs (India) Limited (“KDIL”) and a related entity, NBZ Pharma Limited (“NBZ”), pursuant to terms contained in the Business Transfer Agreement entered into between the parties on October 5, 2011 (the “Kilitch Acquisition”).  The principal asset acquired by AIPL was KDIL’s pharmaceutical manufacturing facility in Paonta Sahib, India, along with its existing book of business.  AIPL paid approximately $60.1 million in cash at closing, of which approximately $55.2 million was purchase consideration and the remaining $4.9 million consisted of various acquisition-related costs.  The Company expects to owe $3.3 million in additional compensation which is payable based on achievement of certain milestones that the Company determined are probable of achievement.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and the six months ended June 30, 2012 are presented to illustrate the effects of the Kilitch Acquisition as if the acquisition had closed on January 1, 2011.  The unaudited pro forma condensed combined income statements do not reflect the impact of any actual or anticipated synergies expected to result from the transaction, or any incremental expenses that have been or may be incurred in connection with the Kilitch Acquisition or its integration into the Company’s overall operations.

As more fully described in the Notes to the Carved-out Financial Statements of the acquired business included within Exhibit 99.1 to this report on Form 8-K/A, the financial statements of the acquired business were derived from financial information provided to the Company by KDIL and NBZ.  The acquired business did not operate as a discreet business or separate legal entity prior to its acquisition by AIPL.  However, since the financial statements of the acquired business represented the majority of the operations of KDIL, and since only limited assets were acquired from NBZ, it was determined that full financial statements of the carved-out business could be prepared.

The Carved-out Financial Statements – audited by S. R. Batliboi & Co., Chartered Accountants, and included as Exhibit 99.1 to this report on Form 8-K/A – have been prepared in accordance with Indian Accounting Standards and are presented in Indian rupees.  For purposes of the unaudited pro forma condensed combined statements of income contained herein, the Company has translated the Carved-out Financial Statements to U.S. dollars based on the average currency translation rates for the year ended December 31, 2011 and the six months ended June 30, 2012.  Further, the Company has made pro forma adjustments to reconcile the difference between Indian Accounting Principles and U.S. GAAP, which differences principally relate to fixed asset depreciation.

The Carved-out Financial Statements present the results of operations of the acquired business for the nine months ended December 31, 2011.  For purposes of the unaudited pro forma condensed combined statement of income of the Company for the year ended December 31, 2011, the income statement included in the Carve-out Financial Statements has been annualized by multiply each applicable nine-month figure by 1.333.  The only exception was that the “Prior Period Items” included on the Carved out statement of Profit & Loss for the nine months ended December 31, 2011 were not annualized, as these items were discreet in nature and were removed within the pro forma adjustments anyway, since U.S. GAAP does not support presenting material prior period adjustments within the current year’s income statement on a separate line item below operating income.

For the six months ended June 30, 2012, the actual results of operations of the acquired business during the four-month period ended June 30, 2012, as included within the Company’s financial statements, were used as a basis for estimating the pro forma results of operations of the acquired business for the months of January and February 2012.

2.	NOTES TO UNAUDITED PRO FORMA ADJUSTMENTS

Note 1.                   Depreciation Expense

The Carved-out Financial Statements of the acquired business include fixed asset depreciation expense calculated in accordance with Indian Accounting Principles.  The Company has made a pro forma adjustment reducing depreciation expense by $190,000 on the unaudited pro forma condensed combined statement of income for the year ended December 31, 2011 to conform depreciation expense to U.S. GAAP.  Depreciation expense on this pro forma statement of income is included within selling, general and administrative expenses.  No such adjustment was required on the unaudited pro forma condensed combined statement of income for the six months ended June 30, 2012, as the pro forma additional depreciation expense of the Kilitch Carve-out Business was already based on U.S. GAAP.

Note 2.                   Acquisition-related Costs

The Company incurred various acquisition-related costs upon closing the Kilitch Acquisition.  These acquisition-related costs consisted of stamp duties paid for the transfer of land ownership from KDIL to AIPL, and compensation paid to the former owners of the acquired business for services performed and milestones achieved and anticipated to be achieved related to the acquired business.  Such costs totaled 408,600,000 Indian rupees, and were incurred in the quarter ended March 31, 2012.  For purposes of the attached unaudited pro forma condensed combined statements of income, these acquisition-related costs were assumed to have been incurred on January 1, 2011 and were therefore presented as expenses in the pro forma results of operations for the year ended January 31, 2011 rather than for the six months ended June 30, 2012.  Accordingly, the Company has increased Acqusition-related Costs by $9,141,000 for the year ended December 31, 2011 and reduced Acquisition-related Costs by $8,324,000 for the six months ended June 30, 2012 on the unaudited pro forma condensed combined statements of income contained herein.  The difference between these two figures is related to difference in currency exchange rates at the assumed expense incurrence dates of January 1, 2011 and February 28, 2012.

Note 3.                   Amortization of Intangible Assets

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2011 includes a pro forma adjustment to add $1,384,000 of amortization of intangible assets.  This figure represents the amortization, calculated pursuant to U.S. GAAP, of the intangible assets acquired by the Company through the Kilitch Acquisition.  The intangible assets are customer relationships and non-compete agreement.

Note 4.                   Financing Arrangements

Completion of the Kilitch Acquisition required cash payments in excess of the sum of the Company’s cash reserves and borrowing availability as of January 1, 2011, the acquisition date assumed in the attached unaudited pro forma condensed combined statements of income.  The Company issued $120.0 million aggregate principal amount of 3.50% Convertible Senior Notes due 2016 on June 1, 2011 (the “Convertible Notes”).  For purposes of the attached unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and six months ended June 30, 2012, interest expense and other debt-related costs have been estimated based on an assumed Convertible Notes issuance date of January 1, 2011 rather than June 1, 2011.  The actual and pro forma expenses related to the Convertible Notes included within the attached pro forma statements of income are as follows (in thousands):

	Year ended December 31, 2011			Six months ended June 30, 2012
	Akorn Inc and Subs	Pro forma adjustments	Pro forma	Akorn Inc and Subs	Pro forma adjustment	Pro forma
Amortization of deferred financing costs	$382	$282	$664	$340	$10	$350
Non-cash interest expense	$2,109	$1,562	$3,671	$1,880	$57	$1,937
Interest expense, net	$2,450	$1,750	$4,200	$2,100	$—	$2,100

Note 5.                   Prior Period Adjustments

As more fully described in Note 24 to the Carved-out Financial Statements of the business acquired by AIPL from KDIL and NBZ, various prior period expenses have been recognized in the carved-out statement of profit and loss for the nine months ended December 31, 2011.  The principal prior period expense item was related to write down of the value of fixed assets and capital work-in-progress due to unavailability of adequate supporting documents to provide auditable support for the amounts carried on KDIL’s balance sheet.  These prior period adjustments, which totaled approximately $2,072,000, were presented in accordance with Indian Accounting Principles on a separate line item within non-operating income/(expenses) on the Carved-out Statement of Profit & Loss for the nine months ended December 31, 2011.  On the attached unaudited pro forma condensed combined statement of income for the year ended December 31, 2011, this $2,072,000 of expense has been reversed, for two reasons: (1) U.S. GAAP does not support presentation of material prior period adjustments in the current period, but instead would require restatement of the prior period statement of income, and (2) the write down of the historic book value of fixed assets is irrelevant to the pro forma statements since these pro forma statements assume that the underlying fixed assets would have been restated to fair value as of the pro forma acquisition date of January 1, 2011.

Note 6.                   Income Tax Provision

The income tax provision has been adjusted on the unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and the six months ended June 30, 2012 to reflect the tax effect of the other pro forma adjustments.  For the year ended December 31, 2011, the pro forma adjustments related to the Convertible Notes were tax-effected at Akorn’s domestic effective tax rate of 40.71% in effect during that year, while the tax-deductible portion of the remaining adjustments was tax-effected at AIPL’s effective tax rate of 22.72%.  Approximately 61% of the acquisition-related costs were determined to not be deductible for tax purposes in India.

For the six months ended June 30, 2012, the income tax provision was adjusted to reflect the impact of all other pro forma adjustments, such that taxes were provided for at a global average rate of 37.4% for that period.  This pro forma rate is lower than the Company’s actual tax provision rate of 40.7% during this period due to the pro forma adjustment to remove certain large, non-deductible acquisition-related costs from the unaudited pro forma condensed combined statement of income for the six months ended June 30, 2012, and instead include them in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2011.